Exhibit 10.1

LEASE PROVISIONS

This Lease, made this 3rd day of June, 2003 by the parties and upon the following terms and conditions:

WITNESSETH:

1.	Fundamental Lease provisions:

	1.01	Landlord	SHOPPES AT EDGEWATER

	1.02	Landlord’s Address:	GARY WAKSTEIN & ASSOCIATES, INC

		Payments & Notices	C/O MANAGEMENT INFORMATION SYSTEMS

204 A ELLEN LANE

PANAMA CITY BEACH, FL 32408

		Leasing, Marketing,	GARY WAKSTEIN

		Management;	C/O MANAGEMENT INFORMATION SYSTEMS

	1.03	Tenant	VISION BANCSHARES AND/OR ASSIGNS

	1.04	Tenant Address:	524 BECKRICH ROAD

PANAMA CITY BEACH, FL 32408

	1.05	Shopping Center:	SHOPPES AT EDGEWATER

	1.06	Shopping Center Address:	FRONT BEACH ROAD AT BECKRICH ROAD

PANAMA CITY BEACH, FL 32407

	1.07	Demised Premises:	OUT PARCEL BUILDING

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	1.08	Tenant Occupancy:

		Date:	SEPTEMBER 5, 2002

	1.09	Lease Commencement	SEPTEMBER 1, 2002

		Date:	(SEPT 2002 RENT PRORATED AS OF 9/5/02

	1.10	Guarantor:

	1.11	Tenant’s Business:

	1.12	Business Name:

	1.13	Hours of Operation:

	1.14	Lease Term;	2 YEARS

	1.15	Lease Term Option:	1. 5 YEAR OPTION AS OF 9/1/04

2. 5 YEAR OPTION AS OF 9/1/09

OPTION 1 RENT MINIMUM $40,000 ANNUAL

OPTION 2 RENT MINIMUM $45,000 ANNUAL

INITIAL

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1.16	Minimum Annual Rent:		$36,000.00 PLUS FEES AND TAXES

1.17	Minimum Monthly Rent:		$3,000.00 PLUS FEES AND TAXES

1.18	Percentage Rent:		N/A

ESTIMATED MONTHLY REES:

1.19	Common Area Maintenance:

Per sq. ft. $1.65 ; Per month $192.50 ; Per Year $2,310.00 ; (See Article VIII)

1.20	Real Estate Taxes and Insurance:

Per sq. Ft. $0.90 ; Per Month $105.00 ; Per Year $1,260.00 ; (See Article X)

1.21	Marketing Fund:

Provided that the TENANT shows proof of FIVE THOUSAND DOLLARS

(5,000.00) in annual promotional expenditures to benefit the Panama City store,

Tenant shall not be required to pay the Marketing Fund Charge.

1.22	Trash Removal, Water and Sewer: N/A BILLED DIRECT TO TENANT

Per sq. ft. $0.00; Per Month ; Per Year ; (See Article X)

1.23	Build Out: AS IS CONDITION

1.24	Landlord’s Contribution:

1.25	Achievement:

1.26	Guarantees:

1.27	Signage: MUST HAVE PRIOR APPROVAL FROM LANDLORD

The foregoing paragraphs shall hereafter be called “Fundamental Lease Provisions”. Reference in this Article I to other articles are for convenience and designate other articles where references to Fundamental Lease Provisions appear. Each reference hereafter in the Lease to any of the Fundamental Lease Provisions contained in this Article shall be construed to incorporate all of the terms provided under each Fundamental Lease Provisions. In the event of any conflict between any Fundamental Lease Provisions and the balance of the Lease, the Fundamental Lease Provisions shall control.

INITIAL

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INDEX

LEASE AGREEMENT

ARTICLE		Page

I	Fundamental Lease Provisions	I

II	Parties	I

III	Demised Premises	I

IV	Tenant Occupancy Date	I

V	Use	II

VI	Term	II

VII	Rent	II

VIII	Common Area Maintenance	III

IX	Public Utilities	III

X	Taxes	III

XI	Repairs	IV

XII	Tenant’s Right to Make Alterations	IV

XIII	Affirmative Covenants of Tenant	IV

XIV	Negative Covenants of Tenant	VI

XV	Signs	VII

XVI	Rights of Landlord	VII

XVII	Damage to Premises	VII

XVIII	Indemnification, Public Liability and Other Insurance	VIII

XIX	Fire and Extended Coverage Insurance	IX

XX	Waiver of Claims	IX

XXI	Trade Fixtures	IX

XXII	Assignment, Sub-Lease, License for Use	IX

XXIII	Subordination	X

XXIV	Estoppel Certificate	X

XXV	Performance of Tenant’s Covenants	X

XXVI	Events of Default	XI

XXVII	Rights of Landlord Upon Default by Tenant	XI

XXVII	Custom and Usage	XII

XXIX	Surrender and Holding Over	XIII

XXX	Additional Construction	XIII

XXXI	Eminent Domain	XIII

XXXII	Landlord’s Liability	XIII

XXXIII	Notices	XIV

XXXIV	Severability	XIV

XXXV	Successors and Assigns	XIV

XXXVI	Quite Enjoyment	XIV

XXXVII	Force Majeure	XIV

XXXVII	Scope and Interpretation of the Agreement	XIV

XXXIX	Marketing Fund	XV

XXXX	Brokerage	XV

XXXXI	Lease Options	XV

XXXXII	Captions	XV

XXXXII	Building Standards	XV

EXHIBIT “A” – SITE PLAN

EXHIBIT “B” – DESCRIPTION OF LANDLORD’S WORK

EXHIBIT “C” – DESCRIPTION OF TENANT’S WORK

EXHIBIT “D” – GUARANTY

EXHIBIT “E” – CORPORATE GUARANTY

EXHIBIT “F” – SIGN REQUIREMENTS

LEASE

Note: See attached LEASE SUMMARY SHEET for the definitions of certain capitalized terms used in this LEASE. The definitions, terms and conditions of the LEASE SUMMARY SHEET are incorporated in this LEASE by reference as though fully set forth herein. In the event of a conflict between the terms of this LEASE and the LEASE SUMMARY SHEET, the LEASE SUMARY SHEET shall govern.

II.	PARTIES.

This LEASE (herein referred to as the “LEASE”) is made by and between LANDLORD (as defined on the LEASE SUMMARY SHEET) and TENANT (as defined on the LEASE SUMMARY SHEET).

III.	DEMISED PREMISES.

3.1 LANDLORD hereby leases to TENANT, and TENANT hereby rents and accepts from LANDLORD, for the term and upon the terms and conditions set forth in this LEASE, the DEMISED PREMISES.

3.2 The boundaries of the Demised Premises shall consist of the interior surface of the ceiling slab, the interior surface of the floor slab, the center of common walls and the exterior surface of exterior walls. The Shopping Center shall include all buildings and improvements at any time situated thereon, plus such additions and extensions as Landlord may from time to time designate as included within the Shopping Center.

3.3 The use and occupation by the TENANT of the DEMISED PREMISES shall include the right to the non-exclusive use, in common with others, of all such automobile parking areas, driveways, truck and service areas, walks and other facilities designed for common use, as have been or may be installed by LANDLORD, and of such other and further facilities as may be provided or designated from time to time by LANDLORD for common use, subject expressly, however, to the terms and conditions of this LEASE and to reasonable rules and regulations for the use thereof, as prescribed from time to time.

IV.	TENANT OCCUPANCY DATE.

4.1 The TENANT OCCUPANCY DATE shall be the date the LANDLORD delivers to TENANT the keys to the DEMISES PREMISES in the condition required by Exhibit “A”. The COMMENCEMENT DATE of this LEASE shall be September 1, 2002.

4.2 TENANT agrees that it shall, with due diligence, proceed to install such fixtures and equipment and to perform such work as shall be necessary to prepare the DEMISED PREMISES for the opening of business. The work to be performed by the TENANT is set forth on Exhibit “C” (Description of Tenant’s Work),

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which is attached hereto. In the event that, for whatever reason, TENANT does not fully open the DEMISED PREMISES and commence to conduct its business as set forth in Paragraph Four (4) hereof within thirty (30) days after the TENANT OCCUPANCY DATE, the LANDLORD shall have the option of terminating this LEASE by giving TENANT written notice of such termination.

V.	USE.

5.1 TENANT shall use and occupy the DEMISED PREMISES solely and exclusively for the conduct of TENANT’S BUSINESS (as defined in the LEASE SUMMARY SHEET) and solely and exclusively under the BUSINES NAME (as defined on the LEASE SUMMARY SHEET) and for no other purpose whatsoever.

5.2 TENANT acknowledges that LANDLORD has or may, lease other space(s) in the SHOPPING CENTER to business which may be similar to or competitive with TENANT’S business, in such numbers, sizes and locations and on such term as LANDLORD may elect, and that LANDLORD has made no written or oral promises or representations of any kind or sort whatsoever, whether directly or indirectly, in respect of any of the dame except only and solely as specifically in writing set forth in this LEASE.

VI.	TERM.

6.1 This LEASE shall be for a term as provided in the Lease Subsection 1.14 (Article I), except as the same may be extended in accordance with the LEASE TERM OPTION provisions in Subsection 1.15 hereof. For purposes of this Lease, the term “Lease Year” shall mean the twelve month anniversary of September 1, 2002 shall mean and include any renewal terms.

VII.	RENT.

7.1 MINIMUM ANNUAL RENT. As provided in the Lease Subsection 1.16 and 1.17 (article I), TENANT covenants and agrees to pay LANDLORD the MINIMUM ANNUAL RENT plus all state sales, excise, privilege and use taxes on the rental and all additional rent of the DEMISED PREMISES under this Lease payable in advance in equal monthly installments. Installment payments shall be made on the first day of each calendar month during the term of this LEASE without setoff, counterclaim or prior notice from LANDLORD.

7.2 ADDITIONAL RENT. In addition to the foregoing MINIMUM ANNUAL RENT and all other payments to be made by TENANT under this LEASE shall be deemed to be and shall become additional rent and shall be due and payable on demand or together with the next succeeding installment of rent, whichever shall first occur; and LANDLORD, after at least ten (10) days notice to TENANT, shall have the right to pay or do any act which requires the expenditure of any sums of money by reason of the failure or neglect of TENANT to perform any of the provisions of this LEASE, and in the event LANDLORD shall, at its election, and on such notice to TENANT, pay such sums of do such acts requiring the expenditure of monies, TENANT agrees to pay LANDLORD, upon demand, all such sums, and the sums so paid by LANDLORD, shall be deemed additional rent and be payable as cash.

7.3 RELATIONSHIP OF PARTIES. Anything contained in this LEASE to the contrary notwithstanding, it is specifically agreed that LANDLORD shall in no event be construed or deemed to be a partner or engaged in a joint venture with, or an associate of, TENANT in the conduct of its business and that LANDLORD shall absolutely not be liable for any debts or other liabilities of any ling or sort whatsoever incurred by TENANT in the conduct of its business or otherwise. Nothing contained in this LEASE shall be deemed or construed to confer upon LANDLORD any interest in the business of the TENANT. The relationship of the parties during the term of this LEASE shall at all times be solely that of LANDLORD and TENANT.

7.4 TIME AND PLACE OF PAYMENT. TENANT shall promptly pay all rentals and other charges and render all statements to LANDLORD at LANDLORD’S ADDRESS, or to such other person or corporation, and at such other place as may be designated from time to time by LANDLORD in writing.

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VIII.	COMMON AREA MAINTENANCE.

COMMON AREA MAINTENANCE. As used in this Lease, the term common area costs means the total of all items of expense reasonably and directly relating to operating, managing, equipping, policing and protecting (if provided), lighting, insuring, repairing (excluding, however, correction of original construction defects or any items under warranty or any repairs reimbursable by LANDLORD’S insurance required hereunder or any repair or other work necessitated by condemnation, fire, or other casualty), replacing (excluding, however, any costs for items that are capitalized under generally accepted accounting principles) and maintaining the common areas. Such costs shall include, but shall not be limited to, all expenses of removing snow, ice, dirt ad debris; all costs of and replacing flowers and landscaping and all supplies required therefore; and all costs of utilities used in connection with the common areas, including, but not limited to, all costs of operating and maintaining lighting facilities, storm drainage systems, all costs for boiler and electrical apparatus insurance, all costs of a supervised fire sprinkler alarm system, premiums for workmen’s compensation insurance, wages, unemployment taxes, and social security taxes and administrative costs. As provided in Lease Subsection 1.19 (Article I), effective upon the date on which this LEASE commences and as additional rent hereunder, TENANT shall pay the LANDLORD on the first day of each calendar month during the LEASE TERM TENANT’S share of common area costs. Within ninety (90) days following the end of the first Lease Year, Landlord shall furnish to TENANT a statement (“STATEMENT”) certified as correct by an officer of LANDLORD, showing the total common area costs actually incurred for the first Lease Year and the amount of common area costs paid by TENANT to date. If TENANT’S share of the total actual common area costs for such Lease Year, calculated as the ratio of TENANT’S square footage to the total leasable square footage of the Shopping Center times such cost, shall be less than TENANT’S payments so made, the overpayment shall be refunded to TENANT. If each succeeding Lease Year, TENANT shall pay to LANDLORD monthly, as aforesaid, a common area cost equal to one-twelfth (1/12) of the common area cost actually paid by TENANT in the prior Lease Year. At the end of each succeeding Lease Year LANDLORD shall provide TENANT with a statement of the total actual common area costs incurred and the amount of such costs paid by TENANT to date. If the amount of such costs paid by TENANT to date for that Lease Year is greater than TENANT’S pro rata share of common area costs calculated as above, LANDLORD shall refund the difference with the statement. If Tenant’s pro-rata share of the total actual common area costs incurred exceeds the amount paid by TENANT to date for that Lease Year, TENANT shall pay to LANDLORD the difference. Notwithstanding anything herein to the contrary, common area costs shall not include costs for improving any TENANT’S space, costs exceeding those obtainable through competitive bidding, services or benefits provided to other TENANTS but not to TENANT, and any costs, fines or penalties imposed due to LANDLORD’S violation of any governmental rule or regulation. TENANT SHALL HAVE THE RIGHT TO AUDIT ALL COMMON AREA COSTS AND EXPENSES ANNUALLY, AT TENANT’S COST AND EXPENSE.

IX.	PUBLIC UTILITIES.

TENANT shall pay for all utilities furnished to the DEMISED PREMISES including without limitation, electricity, gas, trash removal, telephone service, water and sewer.

X.	TAXES.

10.1 As provided in Lease Subsection 1.20, commencing with the LEASE COMMENCEMENT DATE TENANT agrees to pay to the LANDLORD throughout the term of this LEASE its proportionate share of all REAL ESTATE TAXES and all assessments, without any allowance for any discount, which may be levied against the SHOPPING CENTER (including the fee interest, the leasehold interest, and otherwi(se) by the local tax authorities and all other governmental agencies. Said proportionate share shall be abased upon the ratio of the square feet of the DEMISED PREMISES to the total square feet of all the rentable building space in the SHOPPING CENTER. Any and all payments due hereunder for such REAL ESTATE TAXES shall be made by TENANT to LANDLORD within thirty (30) days after delivery by LANDLORD to TENANT of a statement, along with a copy of the original bill, which statement indicates a computation of TENANT’S proportionate share of such REAL

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ESTATE TAXES. In the event the last lease year is not a calendar year, TENANT’S proportionate share of such REAL ESTATE TAXES shall be prorated.

10.2 LANDLORD may require at any time during the term of this LEASE and from time to time, at its sole option and in its sole discretion, that TENANT shall pay one twelfth (1/12th) if the annual amount estimated by LANDLORD to be due under this paragraph ten (10) with each monthly payment of MINIMUM ANNUAL RENT with appropriate adjustments, if any, to be made upon receipt of actual REAL ESTATE TAX bill(s).

XI. REPAIRS.

TENANT shall keep and maintain and repair at TENANT’S sole expense, the non-structural interior of the DEMISED PREMISES, together with all fixtures, electoral, plumbing, heating, air conditioning, door and window systems in good working order and proper repair, using materials and labor of kind and quality equal to or better than the original work, and shall surrender the DEMISES PREMISES at the expiration or earlier termination of this LEASE in as good condition as when received, excepting only ordinary wear and tear.

XXI.	TENANT’S RIGHT TO MAKE ALTERATIONS.

TENANT covenants and agrees that it shall not make any alterations, improvements or additions to or upon the DEMISED PREMISES during the term of this LEASE or any extension hereof, if any, without first obtaining the prior written consent of LANDLORD, which consent shall not be reasonably withheld. LANDLORD’S consent shall not be required for interior, non-structural, nonmechanical alterations of less than $25,000.00 in value per year. All alterations, improvements and additions made by TENANT shall remain upon the DEMISED PREMISES at the expiration, or earlier termination, of this LEASE and shall become the property upon, installation, unless LANDLORD shall prior to the termination of this LEASE have given written notice and direction to TENANT to remove the same at TENANT’S sole cost and expense, in which event TENANT shall at its expense remove such alterations, improvements and additions and restore the DEMISED PREMISES to the same good working order and condition in which it was at the commencement of the lease term. Should TEMANT fail to do so, LANDLORD may do so, at LANDLORD’S option, collecting in such instance the cost and expense thereof from the TENANT as additional rent.

XIII.	AFFIRMATIVE COVENANTS OF TENANT.

13.1 TENANT agrees:

13.1.1 To comply with any and all requirements of any of the constituted public authorities having, or purporting to have, jurisdiction and with the terms of any Local, County, State, or Federal Statute, ordinance, or regulation applicable to TENANT or its use of the DEMISED PREMISES, and the LANDLORD warrants that the DEMISED PREMISES shall be in such compliance as of the TENANT OCCUPANCY DATE, and to save and hold LANDLORD harmless from, and by these terms to defend and indemnify LANDLORD against any and all claims, causes, actions, suits, penalties, fines, costs, expenses, damages, or loss of any kind, including, without limitation, LANDLORD’S attorney’s fees resulting from TENANT’S failure to do so, and

13.1.2 To give LANDLORD prompt written, full, complete, and specific notice of any accident, fire, damage, or injury whatsoever occurring in, on, or to the DEMISED PREMISES, and

13.1.3 That all loading and unloading of goods shall be done only at such times and in areas and through such entrances as may be designated for such purposes by LANDLORD and that trailers or trucks shall not be permitted to remain parked overnight in any area of the SHOPPING CENTER, whether loaded or unloaded, and

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13.1.4 To deposit all garbage, trash and refuse in the container(s) specified by LANDLORD for collection in the manner and at the times specified by LANDLORD in accordance with all regulations of the public authorities having, or purporting to have, jurisdiction, and

13.1.5 To keep the outside areas immediately adjoining the DEMISED PREMISES clean and not to burn, place or permit any rubbish, obstruction or merchandise in such areas, and

13.1.6 To keep DEMISED PREMISES clean, orderly, sanitary and free from objectionable odors, insects, vermin and other pests and, with affirmative action, to disallow the usage and possession of any illegal substance in, on or upon the DEMISED PREMISES, and

13.1.7 To require TENANT’S employees to park their cars only in those portions of the parking areas reasonably designated for that purpose by LANDLORD, and

13.1.8 To keep TENANT’S display windows in or on the DEMISED PREMISES dressed and illuminated and its signs and exterior lights well lighted at all times during the term of this LEASE during TENANT’S HOURS OF OPERATION (as defined on the LEASE SUMMARY SHEET) and to keep the DEMISED PREMISES open for business during TENANT’S HOURS OF OPERATION and for such additional hours as may become the standard as maintained by a majority of the tenants of the SHOPPING CENTER, and

13.1.9 To conduct TENANT’S BUSINESS in the DEMISES PREMISES in all respects in a dignified manner and in accordance with high standards of store operation, and

13.1.10 To comply with all reasonable rules and regulations of times and from time to time promulgated by LANDLORD, which LANDLORD, in its sole reasonable discretion, shall deem necessary or appropriate in connection with the DEMISED PREMISES, the building(s) of which the SHOPPING CENTER, is comprised including, without limitation, the installation of such fire extinguishers and other safety equipment as LANDLORD may reasonably require in accord with the applicable code, and

13.1.11 That TENANT shall forthwith pay all liens of contractors, subcontractors, subsubcontractors, mechanics, laborers, and materialmen and all other legal costs and changes, bond premiums for release of liens, including all attorney’s fees of LANDLORD incurred in and about the prosecution or defense of any suit in discharging the DEMISED PREMISES and , alternatively, the SHOPPING CENTER or any part or portion thereof from any liens, charges, judgment or encumbrances caused or suffered to be caused, directly or indirectly, by TENANT, and that all the costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent, and

13.1.12 To warehouse, store and/or stock in the DEMISED PREMISES only such goods, wares and merchandise as TENANT intends to offer for sale at retail at, in, from or upon the DEMISED PREMISES (but that the foregoing shall not preclude occasional emergency transfers of merchandise to the other stores of TENANT, if any, not located in the SHOPPING CENTER) and that TENANT shall use for office, clerical or other non-selling purposes only such limited space in the DEMISED PREMISES as is from time to time then reasonably required for TENANT’S business in the DEMISED PREMISES, and

13.1.13 To be responsible for and to pay before delinquency all municipal, county, state or federal taxes assessed during the term of this LEASE against any leasehold interest or personal property of any kind, owned or placed in, upon or about the DEMISES PREMISES by the TENANT, and

13.1.14 To comply fully with all fire and safety codes, rules, and regulations, in effect from time to time during the term of this LEASE, of the public authorities having, or purporting to have, jurisdiction and to install, keep, and maintain at TENANT’S cost and expense any and all systems, equipment, and the like or differing required by any of the same, and

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13.1.15 TENANT shall not have any authority to create any liens for labor or material on or against the LANDLORD’S interest in the DEMISED PREMISES or the SHOPPING CENTER and all persons contracting with the TENANT for the destruction or the removal of any building or for the erection, installation, alteration, or repair of any building or other improvements in, on or to the DEMISED PREMISES; and all materialmen, contractors, subcontractors, subsubcontractors, mechanics, and laborers are hereby charged with notice that they must look solely and only to the TENANT’S interests only in the DEMISED PREMISES to secure the payment of any bill for work done or material furnished during the rental period created by this LEASE and, specifically, not to the LANDLORD or the LANDLORD’S interest. TENANT agrees that it will include the language of this paragraph in any contract or agreement for any work done by TENANT in the DEMISED PREMISES.

XIV.	NEGATIVE COVENANTS OF TENANT.

TENANT agrees that it will not do any of the following without the express, specific prior consent in writing of the LANDLORD, which consent shall not be unreasonably withheld or delayed:

14.1 Use or operate any machinery or equipment that, in LANDLORD’S sole reasonable option, is harmful to the building or disturbing to other tenants in the building or the SHOPPING CENTER of which the DEMISED PREMISES is a part; nor shall TENANT use any loudspeakers, television, phonographs, radios or other like or differing devices in a manner so as to be heard or seen outside of the DEMISED PREMISES, Further, TENAT shall not display merchandise on the exterior of the DEMISES PREMISES either for sale, promotion, or other purpose;

14.2 Do, or suffer to be done, any act, manner or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the DEMISED PREMISES or any part thereof, or on the building or SHOPPING CENTER of which the DEMISES PREMISES is a part shall become void or suspended, or whereby the same be rated at a more hazardous risk that at the date when TENANT received possession hereunder; in case of a breach of this covenant, in addition to all other remedies of LANDLORD hereunder, TENANT agrees to pay to LANDLORD as additional rent any and all increases or increases of premiums on insurance carried by LANDLORD on the DEMISED PREMISES, or any part thereof, and on the building and SHOPPING CENTER of which the DEMISES PREMISES is a part, caused in any way by the occupancy or use of TENANT;

14.3 Attach any awnings, antenna or other projections to the roof or the outside walls of the DEMISED PREMISES of which the DEMISED PREMISES is a part;

14.4 Conduct any auction, fire, bankruptcy, liquidation, selling-out or like sale in, on or about the DEMISED PREMISES;

14.5 Solicit business or distribute any handbills or other advertising matter in the common areas of the SHOPPING CENTER including, without limitation, sidewalks, pedestrian walkways, and parking areas and lots;

14.6 Operate vending machines, pinball machines, or electronic games or similar devices within the DEMISES PREMISES;

14.7 Penetrate the roof of the DEMISED PREMISES without LANDLORD’S written consent. TENANT shall be responsible for the repair of roof leaks caused by such penetration even though TENANT has obtained LANDLORD’S prior written consent thereto.

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XV.	SIGNS.

TENANT shall not exhibit, inscribe, paint, or affix sign, advertisement, notice or other lettering on any part of the outside of the DEMISED PREMISES or of the building or the SHOPPING CENTER of which the DEMISED PREMISES is a part, or inside the DEMISES PREMISES if visible from the outside, without first obtaining LANDLORD’S prior, specific written approval thereof, such approval not to be unreasonably withheld. LANDLORD’S consent shall not be required for the interior use and placement of TENANT’S professionally made signs used chain wide. The display of all exterior signs shall be governed by the provisions of paragraph 1.27 of this LEASE, and TENANT hereby agrees to maintain each and every such sign, lettering and the like as may be approved by LANDLORD in good condition, working order, and repair at all times. There is attached to this LEASE an instrument entitled “Sign Requirements” (see EXHIBIT “F”), and TENANT agrees that TENANT’S sign(s) shall comply with the contents of such “Sign Requirements”, TENANT agrees that it will have all such sign(s) prepared and installed at TENANT’S expense.

XVI.	RIGHTS OF LANDLORD.

LANDLORD reserves, without limitation to any and all of LANDLORD’S other rights under this LEASE, the following rights with respect to the DEMISES PREMISES:

16.1 At all reasonable times during TENANT’S HOURS OF OPERATION and from time to time and upon reasonable prior notice, by itself or its duly authorized agents or designees to go upon and inspect the DEMISED PREMISES, and every part thereof, and, at its option, to make repairs, to the DEMISED PREMISES or the building of which the DEMISED PREMISES is a part. Said repairs shall not be done during the two (2) weeks prior to Father’s Day or from November 1 to December 31 in any year, unless deemed absolutely necessary by LANDLORD in its sole reasonable discretion.

16.2 To display a “For Sale” or other sign(s) at any time and from time to time; and after notice from either party, whether express or implied by conduct, of intention to terminate this LEASE or any time within three (3) months prior to the expiration of the term of this LEASE, a “For Rent” or “For Lease” sign(s), or both “For Rent” and “For Lease” signs; and all of said signs shall be placed upon such part of the DEMISED PREMISES as LANDLORD shall require, except on display windows or on door or doors leading into the DEMISED PREMISES. Prospective purchasers or tenants authorized by LANDLORD may inspect the DEMISES PREMISES at all reasonable hours at any time and from time to time during TENANT’S HOURS OF OPERATION, but shall not interfere with TENANT’S operation.

16.3 To install or place upon, or affix to, the roof and exterior walls of the DEMISED PREMISES equipment, signs, displays, antenna, and any other object(s) or structure(s) of any kind or sort, provided only and solely that the same shall not materially impair the structural integrity of the building or interfere directly with TENANT’S occupancy or use of the DEMISED PREMISES.

XVII.	DAMAGE TO PREMISES.

The partial destruction of the LEASED PREMISES shall not render this lease void or voidable or terminate it except as provided in this paragraph 17. If the LEASED PREMISES is damaged or partially destroyed by fire or other casualty, TENANT shall immediately give written notice to LANDLORD of such damage or destruction amounts to less than fifty percent (50%) of the value of improvements to the LEASED PREMISES, LANDLORD shall repair the damage and rebuild the improvement to substantially the same condition as it was prior to the damage, with reasonable speed and within a reasonable time. If the damage amounts to fifty percent (50%) or more of the value of the improvements of the LEASED PREMISES, LANDLORD shall have the option, at its sole discretion, to be exercised in writing within fifteen (15) days from receipt of the aforesaid notice from TENANT, either to terminate this LEASE or repair the damage and rebuild the building to substantially the same condition as it was prior to the damage with reasonable speed. In the event of any damage or destruction contemplated by this paragraph, the rent payable under this LEASE shall be abated in proportion to the impairment of the use that can reasonably be made of the LEASED PREMISES until the building can be rebuilt or repaired, and

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if the LEASE is terminated as herein provided, rent shall cease as of the date that TENANT gibes notice of the damage or destruction to LANDLORD in the manner provided in this LEASE.

XVIII.	INDEMNIFICATION, PUBLIC LIABILITY AND OTHER INSURANCE.

18.1 LANDLORD shall not be liable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by TENANT or by any person who may at any time be using or occupying or visiting the DEMISED PREMISES or the COMMON AREAS, or be in, on or about the same, whether such loss, injury, death, or damage shall be caused by or in any way result from or arise out of any omission or negligence of TENANT, it’s agents, contractors, customers, invitees, principals, directors, officers or employees, or of any occupant, subtenant, visitor or user of any portion of the DEMISED PREMISES, or shall result from or be caused by any other matter, thing or cause.

Notwithstanding anything to the contrary contained in this LEASE and irrespective of any insurance carried by TENANT for the benefit of LANDLORD under the terms hereof, TENANT shall protect, insure, defend, and indemnify and hold harmless LANDLORD from and against all claim, liability, loss, or damage whatsoever on account of any such loss, injury, death, or damage. TENANT hereby waives any and all claims against LANDLORD for damages to the property of TENANT in, on or about the DEMISED PREMISES or COMMON AREAS, and for injuries to persons or property in or about the DEMISES PREMISES or COMMON AREAS from any cause arising at any time; provided that the forgoing shall not apply to any loss, injury, death or damage arising by reason of the negligence or intentional misconduct of LANDLORD, its agents or employees, for which LANDLORD shall indemnify and hold TENANT harmless. In no event shall LANDLORD’S indemnification of TENANT apply to any injury, damage or death arising by reason of the negligence or intentional misconduct of TENANT, its agents or employees.

18.2 TENANT shall procure and maintain during the lease term a policy or policies of public liability and property damage insurance insuring both LANDLORD and TENANT from and with a good and solvent insurance company or companies registered to do business in the State of Florida, such insurance to afford protection to a limit of not less than One Million Dollars ($1,000,000.00) for injury to or death of any one person and Three Million Dollars ($3,000,000.00) with respect to any accident or occurrence and to a limit of not less than One Million Dollars ($1,000,000.00) for property damage. Such policies of insurance shall cover the DEMISES PREMISES, the sidewalk in front thereof, the parking areas in the front and rear thereof, entrance ways to the DEMISED PREMISES and all other portions of the building occupied or used by TENANT or person whose presence is occasioned by TENANT’S rental of the LEASE PREMISES.

18.3 TENANT shall, during the entire term of this LEASE, keep and maintain in full force and effect at its sole cost and expense an all risk policy of insurance upon of the plate glass in the DEMISED PREMISES, or, in the alternative, TENANT may self insure the plate glass. In either event, both LANDLORD and TENANT shall be named as parties covered thereby as their respective interests may appear.

18.4 TENANT shall, at all times during the term of this LEASE, keep and maintain in full force and effect at its sole cost and expense an all risk insurance policy equal to the replacement costs of TENANT’S betterments and improvements in and on the DEMISED PREMISES. TENANT shall have the right to self insure the foregoing items, upon LANDLORD’S prior written approval which shall not be unreasonably withheld.

18.5 TENANT shall deliver to LANDLORD certificate of coverage evidencing the insurance procured by TENANT under the terms hereof which certificate shall be kept and retained by LANDLORD at all times. Such policies of insurance shall name LANDLORD and the holder of any mortgage on the property as co-insured. All policies shall provide that written notice from the insurance carrier shall be received by LANDLORD at least fourteen (14) days before any such policies are cancelled or the coverage thereunder diminished. TENANT shall pay any and all premiums or other expenses arising in connection with the furnishing of the insurance by TENANT as provided herein. In the event that TENANT shall neglect of fail for any reason to procure or maintain policies of liability insurance as required by this paragraph, and to pay the premiums therefore, LANDLORD may,

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at LANDLORD’S option, procure and renew any such insurance and pay the premiums thereon. Any amount paid for such insurance by LANDLORD shall become immediately due and payable by TENANT to LANDLORD as additional rent.

XIX. FIRE AND EXTENDED COVERAGE INSURANCE.

19.1 LANDLORD shall at all times during the term hereof maintain in effect a policy or policies of insurance covering the DEMISED PREMISES and the SHOPPING CENTER, providing protection against any peril included within the classification “Fire and Extended Coverage” (as defined on the LEASE SUMMARY SHEET).

19.2 As provided in Lease Subsection 1.20 (Article I), in each lease year TENANT shall pay to LANDLORD, in addition to all rents specified in Paragraph 7, as additional rent, a prorated share of the costs of Fire and Extended Coverage Insurance, based upon the ratio of square feet of the DEMISED PREMISES to the total square feet of all rentable building space in the SHOPPING CENTER.

XX.	WAIVER OF CLAIMS.

20.1 LANDLORD and LANDLORD’S agents, employees and contractors shall not be liable for, and TENANT hereby irrevocably and unconditionally releases all claims for, damage to person(s) or property sustained by TENANT or any person claiming by, through, or under TENANT resulting from any fire, accident, occurrence or condition in or upon the DEMISED PREMISES, except in instances involving neglect or misconduct on the part of LANDLORD, it’s agents, contractors or employees.

20.2 LANDLORD and TENANT agree that in the event the DEMISED PREMISES or its contents are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party against the other with respect to such damage or destruction are waived to the extent of insurance proceeds and that all policies of fire and/or extended coverage or other insurance covering the DEMISED PREMISES or its contents shall contain an clause of endorsement providing in substance that the insurance shall not be prejudiced if the assureds have waived right of recovery from any person or persons prior to the date and time of loss or damage if any.

XXI.	TRADE FIXTURES.

All trade fixtures installed by TENANT in the DEMISED PREMISES shall remain the property of TENANT and shall be removable at the expiration or earlier termination of this LEASE or any renewal or extension thereof, provided TENANT shall not at such time bi in default under any covenant or agreement contained in this LEASE, and provided, further, that in the event of such removal TENANT shall promptly and fully restore the DEMISES PREMISES to its original order and condition, ordinary wear and tear excepted. Any such trade fixtures not removed at or prior to such termination shall be and become the property of LANDLORD. All lighting fixtures, air conditioning equipment, electrical and plumbing installations, ceiling and ceiling support systems, the store front and demising and interior partitions, whether or not installed by TENANT, shall not be considered trade fixtures and shall not be removable by TENANT at the expiration or earlier termination of this LEASE or at the expiration of any renewal or extension thereof and shall be the property of LANDLORD.

XXII.	ASSIGNMENT, SUB-LEASE, LICENSE FOR USE.

TENANT shall have neither the power nor the right to assign this LEASE, sublease any part of the DEMISED PREMISES, or permit any other person, except TENANT’S agents and employees, to occupy the DEMISED PREMISES or any part thereof, without prior written consent of LANDLORD, which shall not be unreasonably withhold. In furtherance of the foregoing and not in limitation, LANDLORD and TENANT agree that LANDLORD may withhold its consent to any proposed assignment or subletting of the DEMISED PREMISES for the following reasons: (i) a conflict with the “TENANT’S BUSINESS” provisions set forth on the Lease Summary Sheet; (ii) the financial worth and/or stability of the proposed assignee or subtenant is less than that of TENANT at

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the commencement of the term of this Lease; (iii) the percentage rental that would reasonably be expected from the sales of the proposed assignee or subtenant would reasonably be expected to be less than that of TENANT. The covenants and agreements of this LEASE are both personal to LANDLORD and TENANT and covenants running with the land, and no assignment or sublease shall relieve TENANT herein f any of its obligations of this LEASE. Nothing to the contrary in this paragraph XXII withstanding, LANDLORD’S consent shall not be required for any assignment or sublease to a parent, affiliate or subsidiary of the TENANT, or in connection with the sale of all, or substantially all, of the TENANT’S assets, provided that the proposed assignee or sublease has a net worth as least as great as that of TENANT and that the proposed assignee or sublessee will continue to operate the same business in the DEMISED PREMISES. Each and every assignee or sublessee who accepts any assignment or sublease of this lease agreement and the property leased hereunder shall automatically become obligated to perform each and every covenant and agreement to be performed by TENANT under this LEASE and shall be jointly and severally liable with TENANT for the performance thereof, it being expressly understood by TENANT that its liability for any unperformed covenant or agreement shall continue despite said assignment or sublease; except that a sublease shall be obligated to perform said covenants and agreements only insofar as they relate to that part of the property subleased and the rent required by the sublease agreement. Furthermore, one consent by LANDLORD shall not be consent to any subsequent assignment, sublease or occupation by persons other than TENANT.

XXIII.	SUBORDINATION.

TENANT agrees that it shall, and hereby does by these terms, fully, automatically, absolutely and unconditionally subordinate its rights hereunder to the lien, priority and effect of any mortgage(s) or other security instruments now or hereafter placed against LANDLORD’S (or its successor’s) interest in the Shopping Center, or alternatively, any or all of the buildings now or hereafter built or to be built in the Shopping Center by LANDLORD and to any and all advances, without limitation, made or to be made thereunder and to the interest thereon and to all renewals, replacements, consolidations and extensions thereof and that TENANT will from time to time promptly execute, upon demand and without charge, such documents and instruments in such form and substance as LANDLORD or its mortgagee(s) or its other lender(s) may require implementing further the foregoing subordination and agreement to subordinate; provided that TENANT, so long as it is not in default hereunder, shall at all times continue to peacefully and quietly occupy the DEMISED PREMISES. TENANT further agrees that it shall enter into and execute, without charge, all other documents which any mortgagee(s) or any ground lessor may reasonably request TENANT to enter into and execute, including a subordination, non-disturbance and attornment in form required by any mortgagee(s) or ground lessor.

XXIV.	ESTOPPEL CERTIFICATE.

TENANT, upon request of LANDLORD or any holders of a mortgage(s) against the LANDLORD’S interest, shall from time to time without charge deliver or cause to be delivered to LANDLORD or such mortgagee(s), within ten (10) days from the date of request, a certificate, duly executed and acknowledged in form for recording, certifying, if true, that this LEASE is valid and subsisting and in full force and effect, that LANDLORD is not in default under any of the terms of this LEASE or specifying, if applicable, any default of LANDLORD, and certifying such other reasonable and truthful matters as LANDLORD may request.

XXV.	PERFORMANCE OF TENANT’S COVENANTS.

TENANT covenants and agrees that it shall perform all agreements and covenants herein expresses on its part to be performed, that it shall, promptly upon receipt of written notice of non-performance thereof, comply with the requirements of such notice, and that, if TENANT shall not comply with such notice to the satisfaction of LANDLORD within ten (10) days after delivery thereof (or if such compliance cannot reasonably be completed within ten (10) fays, if TENANT shall not commence to comply within such period and thereafter in good faith expeditiously proceed to completion with all due diligence) LANDLORD may, at its option, do or cause to be done any or all of the things specified in said notice and in so doing LANDLORD shall have the right to cause its agents, employees and contractors to enter upon the DEMISED PREMISES and in such event shall have no liability whatsoever to TENANT for any loss or damage resulting in any way or manner whatsoever from such

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action; and TENANT agrees to pay promptly upon demand any reasonable expense whatsoever incurred by LANDLORD in taking such action, any such sum to be collectible from TENANT as additional rent thereunder.

XXIV.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following shall constitute an event of default hereunder:

26.1 Failure of TENANT to commence business within the time period specified in Paragraph 3 hereof;

26.2 Substantial discontinuance by TENANT of the conduce of its business in the DEIMIED PREMISES;

26.3 The filing of a petition by or against TENANT for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of TENANT’S property; any reorganization or proceedings under any provisions of the Federal Bankruptcy Code; an assignment by TENANT for the benefit of creditors; or the taking possession of the property of TENANT by any governmental officer or agency pursuant to the statutory authority for the dissolution or liquidation of TENANT;

26.4 Failure of TENANT to pay when due any installment of rent hereunder or any other sum hereunder required to be paid by TENANT, if such failure to pay shall not be cured on or before ten (10) consecutive days after written demand by LANDLORD;

26.5 Vacation or desertion of the DEMISED PREMISES or permitting the same to be empty and unoccupied;

26.6 TENANT’S removal of goods or property from or out of the DEMISED PREMISES otherwise than in the ordinary and usual course of business (except for seasonable interstore transfers of merchandise), without having first paid and satisfied LANDLORD for all rent which may become due during the entire term of this LEASE;

26.7 TENANT’S failure to perform or abide by any other term, provision, covenant, agreement, undertaking, or condition of this LEASE within ten (10) days after written notice and demand, unless the failure is of such character as absolutely to require more than ten (10) days to cure, in which event TENANT’S failure to proceed immediately, expeditiously, continuously, and diligently to cure fully and completely such failure shall constitute an event of default.

XXVII.	RIGHTS OF LANDLORD UPON DEFAULT BY TENANT.

27.1 If an event of default as provided in Paragraph 26 occurs, then the LANDLORD, in addition to all rights and remedies granted under the laws of the State of Florida, shall have any and all of the following rights:

27.1.1 To lawfully re-enter and remove all persons and property from the DEMISED PREMISES, and such property may be removed and stored in a public warehouse, sidewalk or elsewhere at the cost of and for the account and sole risk of TENANT, and without LANDLORD or its agents being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

27.1.2 To terminate the LEASE and re-let the DEMISED PREMISES for the account of the LANDLORD or within the sole reasonable discretion of LANDLORD the premises may be re-let for the account of the TENANT.

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27.1.3 To declare the balance of the entire unpaid rent for the entire rental term of this LEASE, discounted to its present value at six percent (6%) interest, to be accelerated and to be immediately due and payable, and LANDLORD may then proceed immediately to collect all of the unpaid rent called for by this LEASE by distress or otherwise and to terminate this LEASE, without prejudice to TENANT’S obligation for all such accelerated rent should TENANT fail then to pay the balance of the entire rent for the entire rental term. For purposes of this Paragraph 27.1.3, said balance means the entire MINIMUM ANNUAL RENT for the balance of the term of this LEASE plus, for each remaining year of the term of this LEASE, and prorate for any part of the year, the yearly average of the PERCENTAGE RENT paid by the TENANT upon the GROSS RECEIPTS in the DEMISED PREMISES from the commencement of the term of this LEASE to the end of the lease year next preceding the date of default in the payment of rent by TENANT.

27.2 TENANT agrees to pay all costs, whether or not otherwise considered “court costs”, and expenses of collection and reasonable attorney’s fees on any part of rent of sums agreed to be treated as rent that may be collected by an attorney, suit, distress, or foreclosure; and further, in the event that TENANT fails to promptly and fully perform and comply with each and every term, provision, covenant, agreement, undertaking or condition under this LEASE and the matter is turned over to LANDLORD’S attorney(s), TENANT shall pay LANDLORD’S reasonable attorney’s fees plus costs, in connection with all matters of enforcement, collection or judicial construction of the rights of the parties to this LEASE, including fees incurred before, during and at trial, on appeal or in federal bankruptcy, reorganization or similar proceedings, provided that LANDLORD’S action is successful. Should TENANT succeed in defending such action, LANDLORD shall pay all of TENANTS reasonable legal fees and expenses relating to such defense.

27.3 The parties hereto shall, and they hereby do, irrevocably waive trial by jury in any and every action or proceeding brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this LEASE, the relationship of LANDLORD and TENANT, TENANT’S use or occupancy of the DEMISED PREMISES, and any claim for injury or damage. In the event LANDLORD commences any proceedings, whether or not for nonpayment of rent, MINIMUN ANNUAL RENT, PERCENTAGE RENT, any additional rent, or otherwise, TENANT, shall not interpose, and hereby irrevocably waives the right to, any counterclaim of whatever nature or description in any such proceeding(s). The provision in the immediately foregoing sentence shall not, however, be construed as a waiver of the TENAT’S right to assert claims, if any, in any separate action or actions brought by the TENANT.

27.4 Notwithstanding any provisions of this Lease to the contrary, if LANDLORD shall notify TENANT of the name and address of the holder of a mortgage or mortgages on the Shopping Center from time to time, LANDLORD shall not be deemed to be in default of any obligation it may have under this lease unless and until LANDLORD and the holder of said mortgage or mortgages shall have been given written notice of the claimed default and ten (10) days opportunity to cure, except in the event of an emergency, in which event, verbal notice, followed by written verification, will suffice.

27.5 LANDLORD shall use reasonable business efforts in mitigating its damages in accordance with the laws of the State of Florida.

XXVIII. CUSTOM AND USAGE.

The waiver by LANDLORD of any breach of any term, provision, covenant, agreement, undertaking, or condition contained in this LEASE shall absolutely not be deemed to be a continuing waiver of any such or of any subsequent breach of the same or any other like or differing term, provision, covenant, agreement, undertaking, or condition contained in this LEASE. The subsequent acceptance of rent hereunder by LANDLORD shall not be deemed to be a waiver of any preceding breach by TENANT of any term, provision, covenant, agreement, undertaking, or condition of this LEASE other than the failure of TENANT to pay the particular rent so accepted, regardless absolutely of LANDLORD’S knowledge of such preceding breach at the time of acceptance of such rent. No term, provision, covenant, agreement, undertaking or condition of the LEASE shall be deemed to

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have been waived by LANDLORD, unless such waiver be specifically set forth in writing and signed by LANDLORD.

XXIX.	SURRENDER AND HOLDING OVER.

29.1 TENANT, upon expiration or termination of this LEASE, whether by lapse of time or otherwise, agrees peaceably to surrender to LANDLORD the DEMISED PREMISES in broomclean condition, and in good working order and repair as required by Paragraph 11 hereof.

29.2 If TENANT remains in possession of the DEMISED PREMISES with LANDLORD’S consent but without a new LEASE reduced to writing and duly executed, TENANT shall be deemed to be occupying the DEMISED PREISES as a tenant at sufferance from month, subject otherwise to all terms, provisions, covenants, agreements, undertaking, and conditions of this LEASE.

XXX.	ADDITIONAL CONSTRUCTION.

LANDLORD hereby reserves the right at any time from time to time to make replacements, alterations or additions to, and to build additional partial or complete stories in the building in which the DEMISED PREMISES is contained and to build adjoining the same. LANDLORD also hereby reserves the right to replace or construct other, or to add to other, buildings or improvements in the SHOPPING CENTER, and to permit others to do so, at any time and from time to time. Nothing to the contrary in this Paragraph XXX withstanding, LANDLORD shall use reasonable effort to assure that none of the aforementioned replacements, alterations or additions shall adversely affect the access to, or visibility of, the DEMIDED PREMISES, insofar as that is possible, and, in addition, that none of the aforementioned replacements, alterations or additions shall be done during the two weeks before Father’s Day or from November 1 to December 31 in any year, unless deemed absolutely necessary by LANDLORD in its sole reasonable discretion.

XXXI.	EMINENT DOMAIN.

Eminent domain proceedings resulting in the condemnation of the whole of the DEMISED PREMISES shall terminate this Lease as of the date on which the physical taking of the DEMISED PREMISES shall occur, unless agreed upon otherwise. Eminent domain proceedings resulting in the condemnation of a part of the DEMISED PREMISES shall not terminate this Lease, unless LANDLORD, at its sole option, terminates it by giving written notice of termination to TENANT. The effect of such condemnation, should option not be exercised, shall be to terminate the lease after the portion of the premises condemned and leave it in effect as to the remainder of the premises. TENANT’S rental for the remainder of the Lease Term shall in such case be reduced by the amount to which the usefulness of the premises to it for business purposes is reduced, provided that LANDLORD shall have the right, at its sole option and expense, to partially or wholly restore or reconstruct the building or other improvements situated on the leased premises. All compensation awarded in the eminent domain proceeding as a result of such condemnation shall be LANDLORD’S, except for damages specifically assigned to TENANT by statue.

XXXII.	LANDLORD’S LIABILITY.

Notwithstanding any provision contained in this LEASE or elsewhere now or hereafter to the contrary, TENANT agrees and acknowledges that TENANT shall look solely and only to LANDLORD’S interest in the leasehold (or subleasehold, if applicable) estate in the event of any default or breach by LANDLORD to be performed or observed; and no other assets whatsoever of LANDLORD shall be subject to liability, levy, execution, or other judicial process or award for the satisfaction of TENANT’S claim(s) of any kind whatsoever.

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XXXIII.	NOTICES.

Wherever in this LEASE it shall be required or permitted that notice or demand be given or served by either by either party to this LEASE to or the other, such notice or demand shall not be deemed to have been duly given or served unless on writing and either personally delivered, forwarded by Certified Mail, Return Receipt Requested, postage prepaid, forwarded by facsimile transmission verified by written notice via Certified Mail, Return Receipt Requested, postage prepaid, or by Express Mail or Federal Express, addressed to LANDLORD or TENANT, as the case may be, at the ADDRESSES (as defined on the LEASE SUMMARY SHEET). Such ADDRESSES may be changed from time to time by either party serving notices as above provided.

XXXIV.	SEVERABILITY.

If any term or provision of this LEASE or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this LEASE and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this LEASE shall be valid and enforceable to the fullest extent permitted by law.

XXXV.	SUCCESSORS AND ASSIGNS.

All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, permitted sublessee and permitted assigns of said parties, subject to the provisions of Paragraph 21; and if there shall be more than one TENANT, they shall all be bound jointly and severally by the terms, covenants herein; and the word “TENANT” shall be deemed and taken to mean each and every person or party mentioned as a TENANT herein, be the same one or more; and if there shall be more than one TENANT, any notice required or permitted by the terms of this LEASE may be given by or to any one thereof, and the same shall have the same force and effect as if given by or to all thereof. No rights, however, shall inure to the benefit of any assignee of TENANT unless the assignment to such assignee has been specifically approved by LANDLORD in writing as set forth elsewhere herein.

XXXVI.	QUIET ENJOYMENT.

Upon payment by the TENANT of the rent herein provided, and upon the observance by TENANT of each and every of the terms, provisions, covenants, agreements, undertaking, and conditions on TENANT’S part to be observed and performed, TENANT shall peaceably and quietly hold and enjoy the DEMISED PREMISES for the term of this LEASE without hindrance or interruption by LANDLORD or any other person or persons lawfully or equitably claiming by, through or under the LANDLORD, subject, nevertheless, to each and every of the terms, provisions, covenants, agreements, undertakings and conditions of this LEASE.

XXXVII.	FORCE MAJEURE.

LANDLORD and TENANT, except for its obligation to pay rental or additional rental, shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by cause or causes beyond LANDLORD’S or TENANT’S absolute control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, moratoriums, or controls, fire or other casualty, inability to obtain any material, service or financing or through Acts of God.

XXXVIII.	SCOPE AND INTERPRETATION OF THE AGREEMENT.

This Lease constitutes the entire agreement and understanding between the parties hereto, supersedes all prior and contemporaneous written and oral agreements, and shall not be modified or amended except by a writing signed by LANDLORD and TENANT. There are no verbal understandings not contained herein. The laws of the State of Florida shall govern the validity, interpretation, performance and enforcement of this LEASE. Neither this LEASE nor any memorandum or synopsis hereof may be recorded, and any recording in violation

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hereof shall be but a nullity and shall constitute TENANT in default hereunder. The parties intend that there be no third party beneficiaries to this LEASE, except only for LANDLORD’S mortgagee(s) or other lender(s).

XXXIX.	MARKETING FUND.

TENANT agrees to pay to LANDLORD the initial monthly MARKETING FUND FEE (as defined on the LEASE and monthly thereafter on the same day MINIMUM MONTHLY RENT is due and payable. The MARKETING FUND shall increase ten cents per square foot per lease year effective January 1 or each lease year. Provided that TENANT shows proof of $5,000.00 (five thousand dollars) in annual promotional expenditures to benefit the DEMISED PREMISES, TENANT shall not be required to pay the Marketing Fund Charge.

XXXX.	BROKERAGE.

LANDLORD shall indemnify and hold harmless TENANT against and in respect of any and all claims, losses, liabilities and expenses which may be asserted against TENANT by any broker or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of LANDLORD in respect of the transactions herein contemplated. TENANT shall indemnify and hold harmless LANDLORD against and in respect of and all claims, losses, liabilities and expenses which may be asserted against LANDLORD by any real estate broker or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of TENANT in respect of the transactions herein contemplated.

XXXXI.	LEASE OPTIONS.

Provided the LEASE is in good standing and TENANT is not in default hereunder, LANDLORD hereby gives and grants to TENANT the right to exercise the LEASE TERM OPTION (as defined in the Lease Subsection 1.15 (Article I); the extended term shall commence from the date of the expiration of the prior term. In order to exercise the option herein granted, TENSNT must give LANDLORD written notice of TENANT’S intention to exercise the option to extend not less than six (6) months prior to the expiration of the then expiring term. All of the terms, covenants and conditions of this LEASE shall apply during the initial and the extended term(s), except that the fixed MINIMUM ANNUAL RENT shall be adjusted according to the RENTAL ADJUSTMENT DATES (as defined on the LEASE SUMMARY SHEET).

XXXXII.	CAPTIONS.

Any headings preceding the texts of the several paragraphs hereof are inserted solely for the convenience of reference and shall not constitute a part of this LEASE nor shall any of the same affect its meaning, construction or effect.

XXXXIII.	BUILDING STANDARDS.

See EXHIBIT “B” DESCRIPTION OF LANDLORD’S WORK, and EXHIBIT “C”, DESCRIPTION OF TENANT’S WORK, attached hereto and made a part hereof.

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IN WITNESS WHEREOF, WE HAVE HEREUNTO SET OUR HANDS AND SEALS THIS 3RD DAY OF JUNE, 2003.

Witness as to LANDLORD:	LANDLORD:

/s/ David Harris	/s/ Wesley L. Burnham, Jr.

Illegible Signature	By:	Wesley L. Burnham, Jr.
	Its:	President

Witness as to TENANT:	TENANT:

/s/ Chelly E. Picone	Vision Bank, FSB

/s/ Sharon Stanley	By:	/s/ J. W. Ginn
	Its:	President
By:
Its:

STATE OF FLORIDA

COUNTY OF BAY

The Forgoing instrument was acknowledged before me this 3rd day of June, 2003.

By: Joey W. Ginn, President of Vision Bank, FSB who is personally known to me.

/s/ Chelly Picone
Notary Public State of Florida

My Commission Expires:

November 7, 2004

STATE OF FLORIDA

COUNTY OF BAY

The Forgoing instrument was acknowledged before before me this 3rd day of June, 2003.

By: Wesley L. Burnham, who is personally known to me.

/s/ John E. Frey
Notary Public

State of Florida

My Commission Expires:

May 28, 2006

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Tenant is required to conform to local sign ordinances in addition to the following outdoor sign specifications unless TENANT obtains written approval from LANDNORD to deviate from SIGN REQUIREMENTS as stated hereto.

1.	LOCATION OF SIGN:

2.	LENGTH OF SIGN:

3.	HEIGHT OF SIGN:

4.	MOUNTING OF SIGN:

5.	TYPE OF SIGN:

6.	UNDER CANOPY SIGN:

Witness as to LANDLORD:	LANDLORD:

By:
Its:

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Witness as to TENANT:	TENANT:

By:
Its:

EXIBIT “F”

EXHIBIT “C”

The following work is t be done by TANANT at TENENT’S sole expense:

1.	COMPLETION OF DEMISED PREMISES All work required to complete and place the DEMISED PREMISES in finished condition for opening for opening for business, except only for the work specifically described in Exhibit “B” as LANDLORD’S work, is to be done by TENANT at TENANT’S sole expense: included in such work, but without limitation, are all subdivision walls, floor coverings, wall finishes, store fixture work, painting and decorating.

2.	TENANT’S CONSTRUCTION:

(a)	Comply with applicable codes and ordinances required for building permits.
(b)	Non-combustible materials must be used above ceiling.
(c)	Plastered or dry walls, or their equivalent finish, required throughout the sales area. Any exposed studs in storeroom are will be finished with dry wall or its equivalent.
(d)	Paint and decorate interior.
(e)	Provide all interior partitions.
(f)	Provide all floor coverings.
(g)	Provide for any heating and air conditioning equipment required by TENANT, in addition to units supplied by LANDLORD. Space by TENANT provides proper fireproofing. If space above ceiling is not used as a return air plenum, then heating ducts above ceiling shall be insulated. All such equipment to be in proper operations on day that TENANT opens the DEMISED PREMISES for business.
(h)	All cutting and patching of the roof area required for installation of air conditioning and ventilation systems, plumbing or utilities shall be paid by the TENANT. However, in all cases said work shall be performed by LANDLORD’S contractor’s roofing subcontractor.
(i)	TENANT shall furnish information to LANDLORD’S architect for its requirements for lights and power, and its estimated load.
(j)	Provide fire extinguishes which may be required.

3.	FIXTURING:

TENANT shall furnish, install and connect trade fixtures as required by TANANT’S merchandising layout.

4.	SIGNS:

Sign drawing must be submitted for the approval of LANDLORD’S and/or LANDLORD’S architect. See EXHIBIT “D” for “Sign Requirements”.

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5.	ACCESS TO DEMISED PREMISES:

LANDLORD, LANDLORD’S agent or designee, an independent contractor, or an authored utility company, as the case may be, shall have the right to run utility lines, pipes, conduits or duct work where necessary or desirable, through attic space, column space, or other parts of the DEMISED PREMISES, and to repair, alter, replace or remove TENANT’S use of DEMISED PREMISES.

6.	INSURANCE:

TENANT shall require its contractors to furnish LANDLORD evidence of adequate insurance coverage prior to TENANT contractors performing any work in the DENISED PREMISES, and TENANT agrees to indemnify and hold harmless LANDLORD and LANDLORD’S contractors from and against any claims, actions or damages resulting from acts of negligence of TENANT, its agents, employees or contractors in performance of TENANT’S work. Further, TENANT’S liability insurance must be in full force and effect as provided in Paragraph 17.2 hereof.

7.	TENANT’S EMPLOYESS AND CONTRACTORS:

TENANT shall be limited to performing its work, including any offices or storage for construction purpose within the DEMISED PREMISES only from the SHOPPING CENTER of all trash, rubbish, and surplus materials resulting from construction, fixturing and merchandising of the DEMISED PREMISES.

8.	TEMORARY UTILITIES:

TENANT shall be responsible for temporary utility connections for its work, including payment of utility charges.

9.	APPROVALS:

9.1	TENANT’S plans, drawings and specifications must be approved in writing by LANDLORD or LANDLORD’S architect prior to TENANT performing any of its work in the DEMISED PREMISES. Each party will pay the cost and expense of their own plans, drawings and specifications.

9.2	TENANT’S plans, drawings and specifications, shall include, but shall not be limited to, floor plan, electrical, heating, air conditioning, fixturing and signs.

9.3	TENANT”S plans, drawings and specifications shall be prepared in accordance with applicable governing codes and with applicable governing codes and ordinances. TENANT shall submit plans and specifications and obtain approval therefore from governing ‘authorities having jurisdiction. TENANT shall also be required to obtain at TENANT’S expense all necessary permits for TENANT’S work.

9.4	Any approval or consent by LANDLORD or LANDLORD’S architect shall in no way obligate LANDLORD in any manner whatsoever in respect to the finished product, design and/or construction by TENANT. Any deficiency in design or construction, although the same had prior approval of LANDLORD, shall be solely the responsibility of TENANT.

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